Exhibit 99.3

Onboarding Documentation - Datavault AI Wallet Creation

Step 1:

Visit https://datavault.one/

Step 2:

Click Create an Account!

Step 3:

Enter personal email address to create Datavault username.

Step 4:

Open personal email to retrieve activation code

Step 5:

Copy and paste Activation Code or click Activate Account link. Create Password based on password requirements listed.

Step 6:

Login with email address and password

Step 7:

Dream Bowl Meme Coin I tokens will be deposited beginning on the payment date and after all conditions/verifications have been completed.

Datavault®ai®

Email Address (required)

Enter Email Address...

Password (required)

Enter Password...

Remember Me

Log in

Create an Account!

Forgot Password

Mine Data. Value it. Monetize it.

We enable you to monetize and maximize the value of data you already own in an automated way that is both simple yet robustly customizable.

Learn more ▸

Email Address (required)

Enter Email Address...

Password (required)

Enter Password...

Remember Me

Log in

Create an Account!

Forgot Password

Register

Create an account and start using DataVault.

Email Address (required)

Enter Email Address...

All Lower Case, Valid Email

Sign Up

Already have an account? Login!

Forgot Password

Datavault

Thank you for your account registration.

Your Account / Email Activation code is: **ZAWezU**

Copy this code and paste into the Activation Code field provided on the Datavault Site.

Alternatively, click the following Account Activation link: Activate Account

Thank you,
Datavault Customer Support

Account Activation

Please complete your account activation by submitting the form below. The Activation Code must be the code sent to you in the Activation Email.

Activation Code (required)

ZAWezU

Account Password (required)

Enter Password...

Passwords must contain at least one number, one uppercase letter, one lowercase letter, one special character, and at least 8 or more characters.

Confirm Password (required)

Confirm Password...

Activate Now

Create an Account!

Already have an account? Login!

Forgot Password

Datavault ai

Your account was successfully activated.
Please Login with your email and password

Email Address (required)

Enter Email Address...

Password (required)

Enter Password...

Remember Me

Log in

Create an Account!

Forgot Password

DATAVAULT | EXCHANGE

My Wallet

TOTAL ACQUIRED VALUE
$ --

ACQUIRED TOKEN QUANTITY
0

AVAILABLE BALANCE ?
$0.00
Fund My Account ?

Balance Ledger | Acquired Tokens | Exported Tokens | Buy Orders | Sell Orders | My Offers | Closed Orders

My Acquired Tokens

Show 10 entries

Search:

Token Name	Sample	QTY	Market Price	Action
No data available in table				

Showing 0 to 0 of 0 entries

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